EX-99.d.9

                                    AMENDMENT
                                       TO
                  INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT
                                     BETWEEN
                             JNL VARIABLE FUND V LLC
                                       AND
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC


         This AMENDMENT is by and between JNL Variable Fund V LLC, a Delaware limited liability company (the "Fund") and Jackson National Asset Management, LLC, a Michigan limited liability company (the "Adviser").

         WHEREAS, the Fund and the Adviser entered into an Investment Advisory and Management Agreement dated January 31, 2001 (the "Agreement"), whereby the Fund retained the Adviser to perform investment advisory and management services for the Funds enumerated in the Agreement; and

         WHEREAS, the Fund has a new sub-adviser; and

         WHEREAS, the advisory fees for the Fund will be amended.

         NOW THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the Fund and the Adviser agree as follows:

         1. Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated February 18, 2004, attached hereto.

         2. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated February 18, 2004, attached hereto.

         3. The Fund and the Adviser agree to abide and be bound by all of the terms and conditions set forth in the Agreement.

         IN WITNESS WHEREOF, the Fund and the Adviser have caused this Agreement to be executed by their duly authorized officers as of the 18th day of February, 2004.

                        JNL VARIABLE FUND V LLC


                        By:      /s/  Robert A. Fritts
                             ------------------------------------------------

                        Name:    Robert A. Fritts
                               ----------------------------

                        Title:   President
                                ---------------------------

                        JACKSON NATIONAL ASSET
                        MANAGEMENT, LLC


                        By:    /s/ Andrew B. Hopping
                             ------------------------------------------------

                        Name:    Andrew B. Hopping
                               ----------------------------

                        Title:   President

                                   SCHEDULE A
                             Dated February 18, 2004


                 JNL/Mellon Capital Management The DowSM 10 Fund

                                   SCHEDULE B
                             Dated February 18, 2004

                 JNL/Mellon Capital Management The DowSM 10 Fund

 $0 to $50 million                            .37%
 $50 to $100 million                          .31%
 Over $100 million                            .28%